Exhibit (k)(12)

EXECUTION COPY

RESPONSE TO NOTICE INCREASE REQUEST

May 30, 2014

SunTrust Bank

303 Peachtree Street, N. E.

Atlanta, Georgia 30308

Attention: Robert Ashcom

Telecopy Number: (404) 581-1775

Re: TPG Specialty Lending, Inc. (the “Company”)

Ladies and Gentlemen:

We refer to (a) that certain Second Amended and Restated Senior Secured Revolving Credit Agreement, dated as February 27, 2014 (as amended, supplemented, amended and restated, or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used in this response and not otherwise defined have the meanings for such terms set forth in the Credit Agreement), by and among the Company, the Lenders from time to time party thereto and SunTrust Bank, as Administrative Agent (in such capacity, the “Administrative Agent”); and (b) the Notice of Commitment Increase Request, dated as of May 28, 2014, provided by the Company to the Administrative Agent (the “Notice”).

Pursuant to the Notice and Section 2.08(e) of the Credit Agreement, we deliver this response (this “Response Letter”) to confirm that each of the Company and [        ] (the “Assuming Lender”) agrees that, effective upon the satisfaction of the conditions set forth in Sections 2.08(e)(i) and (ii) of the Credit Agreement, the Assuming Lender shall assume a Multicurrency Commitment under the Credit Agreement equal to [          ] and shall for all purposes be deemed a “Multicurrency Lender” under the Credit Agreement and any other documents or instruments delivered pursuant thereto.

This Response Letter shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Response Letter may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Response Letter by telecopy, email, or other electronic method of transmission shall be effective as delivery of a manually executed counterpart of this Response Letter. This Response Letter shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

CITY NATIONAL BANK

By:	/s/ Brandon L. Feitelson, C.F.A.
Name:	Brandon L. Feitelson, C.F.A.
Title:	Senior Vice President

TPG SPECIALTY LENDING, INC.

By:	/s/ Alan Kirshenbaum
Name:	Alan Kirshenbaum
Title:	Chief Financial Officer

ACKNOWLEDGED, ACCEPTED AND AGREED:

SUNTRUST BANK, as Administrative Agent and Issuing Bank

By:	/s/ Doug Kennedy
Name:	Doug Kennedy
Title:	Vice President

COMERICA BANK

By:	/s/ Timothy O’Rourke
Name:	Timothy O’Rourke
Title:	Vice President

TPG SPECIALTY LENDING, INC.

By:	/s/ Alan Kirshenbaum
Name:	Alan Kirshenbaum
Title:	Chief Financial Officer

ACKNOWLEDGED, ACCEPTED AND AGREED:

SUNTRUST BANK, as Administrative Agent and Issuing Bank

By:	/s/ Doug Kennedy
Name:	Doug Kennedy
Title:	Vice President

HSBC BANK USA, NATIONAL ASSOCIATION

By:	/s/ Edwin Soogrim
Name:	Edwin Soogrim
Title:	Vice President

TPG SPECIALTY LENDING, INC.

By:	/s/ Alan Kirshenbaum
Name:	Alan Kirshenbaum
Title:	Chief Financial Officer

ACKNOWLEDGED, ACCEPTED AND AGREED:

SUNTRUST BANK, as Administrative Agent and Issuing Bank

By:	/s/ Doug Kennedy
Name:	Doug Kennedy
Title:	Vice President

MIZUHO BANK, LTD.

By:	/s/ James R. Fayen
Name:	James R. Fayen
Title:	Deputy General Manager

TPG SPECIALTY LENDING, INC.

By:	/s/ Alan Kirshenbaum
Name:	Alan Kirshenbaum
Title:	Chief Financial Officer

ACKNOWLEDGED, ACCEPTED AND AGREED:

SUNTRUST BANK, as Administrative Agent and Issuing Bank

By:	/s/ Doug Kennedy
Name:	Doug Kennedy
Title:	Vice President

PATRIOT BANK

By:	/s/ Bill Holbert
Name:	Bill Holbert
Title:	Senior Vice President

TPG SPECIALTY LENDING, INC.

By:	/s/ Alan Kirshenbaum
Name:	Alan Kirshenbaum
Title:	Chief Financial Officer

ACKNOWLEDGED, ACCEPTED AND AGREED:

SUNTRUST BANK, as Administrative Agent and Issuing Bank

By:	/s/ Doug Kennedy
Name:	Doug Kennedy
Title:	Vice President

SANTANDER BANK, N.A.

By:	/s/ Gilbert Torres
Name:	Gilbert Torres
Title:	Senior Vice President

TPG SPECIALTY LENDING, INC.

By:	/s/ Alan Kirshenbaum
Name:	Alan Kirshenbaum
Title:	Chief Financial Officer

ACKNOWLEDGED, ACCEPTED AND AGREED:

SUNTRUST BANK, as Administrative Agent and Issuing Bank

By:	/s/ Doug Kennedy
Name:	Doug Kennedy
Title:	Vice President